UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 22, 2013, TransDigm Group Incorporated (“TransDigm”) (NYSE: TDG) and Aerosonic Corporation (“Aerosonic”) (NYSE MKT: AIM) announced a definitive merger agreement, providing for Aerosonic to become an indirect wholly-owned subsidiary of TransDigm. Under the terms of the agreement, a subsidiary of TransDigm will conduct a cash tender offer to purchase all of the outstanding shares of Aerosonic for $7.75 per share in cash in a transaction valued at approximately $39 million on a fully-diluted basis. If the first step tender offer is successfully completed, TransDigm will acquire any of the Aerosonic common shares not tendered through a second step merger transaction. The offer is subject to customary closing conditions.

A copy of the April 22, 2013 press release announcing the agreement is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release issued April 22, 2013.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of Aerosonic. The planned tender offer for all of the outstanding shares of common stock of Aerosonic has not been commenced. On commencement of the tender offer, TransDigm will mail to Aerosonic stockholders an offer to purchase and related materials and Aerosonic will mail to its stockholders a solicitation/recommendation statement with respect to the tender offer. TransDigm and its subsidiary will file an offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and Aerosonic will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. AEROSONIC’S STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. Aerosonic’s stockholders may obtain a free copy of these materials (when they become available) and other documents filed by TransDigm or Aerosonic with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus

Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: April 22, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release of TransDigm Group Incorporated, dated April 22, 2013.